                          AMENDED AND RESTATED BY-LAWS
                                       OF
                       MID ATLANTIC MEDICAL SERVICES, INC.
                             AS OF FEBRUARY 28, 1996

                                     OFFICES

          SECTION 1.1 PRINCIPAL OFFICE. - The principal office of the corporation shall be at 4 Taft Court, Rockville, Maryland 20850. The principal address of the corporation in Delaware is 229 South State Street, Dover, Delaware 19901.

          SECTION 1.2 OTHER OFFICES. - The corporation may have such other offices and places of business within or without the State of Delaware as the Board of Directors shall determine.

                                    STOCKHOLDERS

          SECTION 2.1 PLACE OF MEETINGS. - Meetings of the stockholders may be held at such place or places within or without the State of Delaware as shall be fixed by the Board of Directors and stated in the notice of the meeting.

          SECTION 2.2 ANNUAL MEETING. - An annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held within five months after the close of the fiscal year of the corporation.

          SECTION 2.3 SPECIAL MEETINGS. - Special meetings of the stockholders for any purpose(s) may be called by the Board of Directors or by the President stating the purpose(s) of the meeting. No matters, except those set forth in the notice of special meeting, may be considered at the special meeting.

          SECTION 2.4 NOTICE OF MEETINGS. - Notice stating the time and place, and in the case of a special meeting the purpose(s) thereof and by whom called, shall be delivered to each stockholder entitled to vote, not less than twenty-five (25) nor more than sixty (60) days prior to the meeting. If mailed, notice shall be directed to each such stockholder at his address as it appears on the records of the stockholders of the corporation, unless he shall have previously filed with the Secretary of the corporation a written request that notices intended for him be mailed to some other address, in which case it shall be mailed to the address designated in the request. Notice of any meeting need not be given to any person who may become a stockholder of record after the mailing of such notice and prior to the meeting, or to any stockholder who attends such meeting, in person or by proxy, for purposes other than solely to object to the lack of proper notice, or to any stockholder who, in person or by proxy, submits a signed waiver of notice either before or after such meeting. Notice of any adjourned meeting of stockholders need not be given, unless otherwise required by statute.

          SECTION 2.5 QUORUM AND ACTION. - (a) At any duly held meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum, except as otherwise provided by law or the Certificate of Incorporation.


          (b) A majority of the votes cast at a duly held meeting of stockholders at which a quorum is present (stockholders represented by proxy shall be deemed present), shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless a greater vote, or voting by classes, is required by law or by the Certificate of Incorporation or by these By-Laws on any question, and except that in elections of directors, those receiving the greatest number of votes shall be deemed elected even though not receiving a majority.

          Notwithstanding the above, at all meetings of the stockholders, any vacancy in the Board of Directors by reason of an increase in the number of directors, the resignation of a director, or for any other cause other than the removal of a director by the stockholders, may be filled only the affirmative vote of three-quarters (3/4) of the votes cast at the meeting.

          SECTION 2.6 VOTING. - At each meeting of the stockholders, every holder of stock then entitled to vote may vote in person or by proxy and, except as may be otherwise provided by the Certificate of Incorporation, shall have one vote for each share of stock registered in his name. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer period is provided for in the proxy. Proxies shall be exhibited to the Secretary at the meeting and filed with the records of the corporation.

          SECTION 2.7 ADJOURNED MEETINGS. - Any duly called meeting of stockholders may, by announcement thereat, be adjourned to a designated time and place by the vote of the holders of a majority of the shares present and entitled to vote thereat, even though less than a quorum is so present. If a meeting is adjourned to another time, not more than thirty days thereafter, and/or to another place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting.

          SECTION 2.8 ACTION BY WRITTEN CONSENT IN LIEU OF MEETING OF STOCKHOLDERS. - See Section 6.6 of the By-Laws.

          SECTION  2.9   NEW  BUSINESS  AND  NOMINATIONS.  - (a)    Only  such
     business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this
     Section 2.9. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered or mailed to and received at the principal executive offices of the corporation not less than thirty (30) days prior to the date of the annual meeting; provided, however, that, in the event that less than forty (40) days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

          A stockholder's notice to the Secretary shall set forth as to each matter such stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (iii) the class and number of the corporation's capital stock that are beneficially owned by such stockholder, and (iv) any material interest of such stockholder in such business.

          Notwithstanding  anything  in  these  Bylaws  to  the  contrary,  no business  shall be  brought  before or  conducted  at an  annual  meeting
     except in  accordance with the  provisions of  this Section 2.9(a).   The
     officer  of the  corporation or  other person  presiding over  the annual meeting shall,  if the facts  so warrant,  determine and  declare to  the meeting  that business  was not  properly brought  before the  meeting in accordance with the provisions of  this Section 2.9(a) and, if he  or she


     should so determine, he or she shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of stockholders of reports of officers, directors, and committees, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless stated and filed as herein provided.

          (b) At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

          (c) Only persons who are nominated in accordance with the procedures set forth in these Bylaws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders at which directors are to be elected only (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of the corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 2.9(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered or mailed to and received at the principal executive offices of the corporation not less than thirty (30) days prior to the date of the meeting; provided, however, that, in the event that less than forty (40) days' notice or prior disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

          Such stockholder's notice shall set forth (i) as to each person whom such stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the stockholder giving the notice (A) the name and address, as they appear on the corporation's books, of such stockholder, and (B) the class and number of shares of the corporation's capital stock that are beneficially owned by such stockholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the corporation the information required to be set forth in a stockholder's notice of nomination that pertains to the nominee.

          No person shall be eligible for election as a director of the corporation unless nominated in accordance with the provisions of this
     Section 2.9(c). The officer of the corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

                                 DIRECTORS

          SECTION 3.1 NUMBER AND QUALIFICATION. (a) The first Board of Directors shall be comprised of twenty-three (23) directors who shall serve a one-year term and until their successors are elected and qualified at the first annual meeting. Thereafter, the number of directors shall be set by the Board of Directors; provided, however, that, except for the first Board, the Board of Directors shall be comprised of no more than twelve (12) and no less than five (5) directors, each of whom shall serve a three-year staggered term and until his or her successor is elected and qualified.

          Notwithstanding  the  above, if  the  Board  of  Directors elects  a


     Chairman, pursuant to Sections 4.1 and 4.3 of the By-Laws, and/or a President, pursuant to Sections 4.1 and 4.4 of these By-Laws, said Chairman and/or President shall automatically become a director of the corporation. The Chairman and/or President shall remain a director only as long as he or she continues to be the Chairman and/or President of the Corporation. As provided for in Section 4.1 of the By-Laws, the Chairman and the President hold office at the pleasure of the Board, and may be removed and/or replaced at any time, with or without cause.

          (b) Upon the election qualification of the successor directors to the first Board of Directors, the successor directors shall be elected by the stockholders at the first stockholder meeting in members as equally as possible, into three groups. Group A directors will have a term of office expiring after one year and until the election and qualification of their successors chosen at the next annual shareholders meeting ensuing; Group B directors shall have a term of office expiring one year thereafter and until the election and qualification of their successors; Group C directors shall have a term of office expiring two years thereafter and until the election and qualification of their successors.

          (c) Each successor to a Group A, B, and C director shall hold office until the third annual meeting of the stockholders next succeeding his election, and until his successor is elected and qualified, or until his prior death, resignation or removal; except however, if additional directorships are established, the initial term for such directorships shall be for one or more years not greater than three as determined by the Board of Directors in order to ensure that approximately one-third (1/3) of all the directors are elected at each annual meeting of the stockholders.

          (d) Notwithstanding the above, an individual is not qualified to serve as a director if the individual is concurrently also a director of M.D. Individual Practice Association, Inc., and Physicians Health Plan of Maryland, Inc.

          SECTION 3.2 POWERS. - The management of all the business, property and affairs of the corporation shall be vested in the Board of Directors. The Board may exercise all of the powers of the corporation and do all lawful acts and things (including the adoption of such rules and regulations for the conduct of its meetings, the exercise of its powers, and the management of the corporation, as it may deem proper), consistent with the Delaware General Corporation law, the Articles of Incorporation, and these By-Laws, and not thereby conferred upon or reserved to the stockholders.

          SECTION 3.3 MEETINGS. - The annual meeting of the Board of Directors may be held without notice within four (4) weeks after the annual meeting of stockholders. Regular meetings and the time and place of regular meetings of the Board may be established by the Board. If the Board of Directors fixes a regular meeting at a time more than four
     (4) weeks after the annual meeting of the stockholders, or changes the time or place of any regular meeting, notice of such meeting, in accordance with the By-Law requirements for notice of special meetings, shall be given to each director who was not present at the meeting at which such action was taken. Special meetings of the Board may be called by the Chairman of the Board (if any) or the President, and shall be called at the written request of three of more directors. Five (5) days notice of special meetings shall be given by mail, or two (2) days notice if given personally or by telegraph or cable, to each director. Notice of special meetings need not state the purpose(s) thereof. A majority of the Directors present at the time and place of any regular or special meeting, although less than a quorum, may adjourn the same from time to time without notice, until a quorum shall be present. Notice of any special meeting shall not be required to be given to any director who shall attend a meeting without protesting prior thereto or at its commencement the lack of notice to him, or who submits a signed waiver of notice, whether before or after the meeting. Notice of any adjourned meeting shall be required to be given. Meetings of the Board may be held at any place within or outside of the State of Delaware.

          A director may attend a meeting of the Board of Directors, or any committee thereof, either in person or by means of a telephone or similar communications medium which allows all persons participating in the meeting to hear and be heard by all others participating, and participation pursuant to this subsection shall constitute presence in person at the meeting.

          SECTION 3.4  QUORUM AND  ACTION. - A majority of the  directors then


     serving (but in no event less than one-third of the total number of directors which the corporation would then have if there were no vacancies) shall constitute a quorum for the transaction of business. At any duly held meeting at which a quorum is present, the affirmative vote of a majority of the directors present shall be the act of the Board of Directors on any question, except where the act of a greater number is required by these By-Laws, by the Certificate of Incorporation, or by statute.

          SECTION 3.5 ACTION BY WRITTEN CONSENT IN LIEU OF MEETINGS OF DIRECTORS. - See Section 6.6 of these By-Laws.

          SECTION 3.6 VACANCIES; REMOVAL. - (a) Any vacancy occurring in the Board of Directors by reason of an increase in the number of directors comprising the Board or for any other reason shall be filled by action of a majority of the remaining directors, even if less than a quorum, or by the sole remaining director. Vacancies shall be filled for the unexpired portion of the term of the director whose vacancy is being filled.

          (b) Except where the Certificate of Incorporation provides otherwise, contains provisions authorizing cumulative voting or the election of one or more directors by class or their election by holders of bonds, or requires all action by stockholders to be by a greater vote, any one or more of the directors may be removed, (1) either for or without cause, at any time, by the holders of a majority of the shares then entitled to vote at an election of directors (a) at any regular meeting or (b) at any special meeting of the stockholders the notice of which announces that a purpose of such meeting is to seek removal, or,
     (2) for cause, by the affirmative vote of a majority of the entire Board of Directors at any regular or special meeting of the Board. Three (3) unexcused absences within one (1) calendar year from Board of Directors meetings and/or committee meetings for committees on which such director sits shall constitute cause for removal. The Chairman of the Board, if a Chairman be elected, shall determine whether an absence is "excused" for purposes of this paragraph, but this decision may be overruled by an affirmative vote of a majority of the directors at any duly held meeting at which a quorum is present. If no Chairman is then serving, the Board members at any duly held meeting at which a quorum is present shall determine whether an absence is excused.

          SECTION 3.7 COMMITTEES. - The Board of Directors, by resolution adopted by a majority of the entire Board (the total number of directors which the Corporation would have if there were no vacancies), may designate from its members an Executive Committee, and such other committees as it shall choose to create, consisting of three or more directors, with such powers and authority (to the extent permitted by law) as may be provided in said resolution.

          SECTION 3.8 REMUNERATION. - (a) Unless otherwise expressly provided by resolution adopted by the Board of Directors, none of the directors shall, as such, receive any stated remuneration for these services but the Board of Directors may at any time and from time to time by resolution provide that a specified sum shall be paid to a director of the Corporation, either as his/her annual remuneration as such director or member of any committee of the Board of Directors or as remuneration for such directors attendance at each meeting of the Board of Directors or any such committee. The Board of Directors may also likewise provide that the Corporation shall reimburse each director for any expenses paid by him/her on account of such attendance at any meeting. Nothing in this section shall be construed to preclude any director from serving the Corporation in any other capacity and receiving remuneration thereof.

          (b) Notwithstanding the above, if any director is also a director of another corporation either directly or indirectly owned, controlled by and/or under common control of the corporation, such director shall receive remuneration as a director from only one corporation. The director shall be remunerated by the corporation for which he or she would receive the greater remuneration.

                                  OFFICERS

          SECTION 4.1   EXECUTIVE OFFICERS.  - The executive  officers of  the
     corporation shall be  a President, a  Treasurer and  a Secretary, all  of
     whom shall be elected at its annual meeting by the Board, and shall  hold office at the pleasure of the Board.  In  addition, the Board may elect a
     Chairman  of  the Board  of Directors  and  one or  more Vice-Presidents,


     Assistant Secretaries and/or Assistant Treasurers. Any two or more offices may be held by one person. All vacancies occurring among any of the officers shall be filled by the Board for the unexpired portion of the officer's term and may be filled at a meeting of the Board other than its annual meeting. Any officer may be removed and/or replaced at any time, with or without cause, by the affirmative vote of a majority (unless the Certificate of Incorporation requires a larger vote) of the directors present at a regular meeting of directors or at a special meeting of directors called for the purpose.

          SECTION 4.2 OTHER OFFICERS. - The Board may appoint, remove and replace such other officers, including assistant officers and agents, with such powers and duties as it shall deem necessary. The Board may by resolution authorize the President to appoint and remove officers which are not Executive Officers.

          SECTION 4.3 THE CHAIRMAN OF THE BOARD. - The Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders if the directors so resolve. The Vice Chairman of the Board of Directors, if one be elected, shall preside at all meetings of the Board of Directors and of the stockholders in the absence of the Chairman. The Chairman and Vice Chairman shall have and perform such other duties as from time to time may be assigned to them by the Board of Directors or the Executive Committee, if any.

          SECTION 4.4 THE PRESIDENT. - The President shall, in the absence or non-election of a Chairman of the Board, preside at all meetings of the stockholders and directors. When the Board is not in session, he shall have general management and control of the business and affairs of the corporation.

          SECTION 4.5 THE VICE-PRESIDENT. - The Vice-President, if any, or if there be more than one, the senior Vice-President as determined by the Board of Directors, shall in the absence or disability of the President, exercise the powers and perform the duties of the President, and each Vice-President shall exercise such other powers and perform such other duties as shall be prescribed by the Board.

          SECTION 4.6 THE TREASURER. - The Treasurer shall have custody of all funds, securities and evidences of indebtedness of the corporation; he shall receive and give receipts and acquittances for monies paid in on account of the corporation, and shall pay out of the funds on hand all bills, payrolls, and other just debts of the corporation, of whatever nature, upon maturity; he shall enter regularly in books to be kept by him for that purpose, full and accurate accounts of all monies received and paid out by him on account of the corporation, and he shall perform all other duties incident to the office of Treasurer and as may be prescribed by the Board.

          SECTION 4.7 THE SECRETARY. - The Secretary shall keep the minutes of all proceedings of the Board of Directors and of the stockholders; he shall attend to the giving and serving of all notices to the stockholders and directors or other notice required by law, or by these By-Laws; shall affix the seal of the corporation to deeds, contracts and other instruments in writing requiring a seal, when duly signed or when so ordered by the Board of Directors; shall have charge of the certificate books and stock books and such other books and papers as the Board may direct, and shall perform all other duties incident to the office of the Secretary.

          SECTION 4.8 SALARIES. - The salaries of all officers shall be fixed by the Board of Directors, and the Board has the authority by majority vote to reimburse expenses and to establish reasonable compensation of all directors for services to the corporation as directors, officers, or otherwise.

          SECTION 4.9 SHARES OF OTHER CORPORATIONS. - Whenever the corporation is the holder of shares of stock of any other corporation, any right or power of the corporation as such stockholder (including the attendance, acting and voting at stockholders' meetings and execution of waivers, consents, proxies or other instruments) may be exercised on behalf of the corporation by the President or such other person as the Board of Directors may authorize.


                               CAPITAL STOCK

          SECTION 5.1 FORM AND EXECUTION OF CERTIFICATES. - The shares of the corporation shall be represented by certificates which shall be in the form required by the laws of Delaware and as shall be adopted by the Board of Directors. They shall be numbered and registered in the order issued; shall be signed by the Chairman, the Vice-Chairman, the President or a Vice-President and by the Secretary or an Assistant
     Secretary or the Treasurer or an Assistant Treasurer, and shall be sealed with the corporate seal or a facsimile thereof. When such a certificate is counter-signed by a transfer agent or registered by a registrar, the signatures of any such officers may be facsimile.

          SECTION 5.2 TRANSFER. - Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfer of shares shall be made upon the books of the corporation by the registered holder in person or by attorney, duly authorized, but only upon surrender of the certificate or certificates for such shares properly assigned for transfer.

          SECTION 5.3 LOST OR DESTROYED CERTIFICATES. - The holder of any certificate representing shares of stock of the corporation may notify the corporation of any loss, theft or destruction thereof, and the Board of Directors may thereupon, in its discretion, cause a new certificate for the same number of shares to be issued to such holder upon satisfactory proof of such loss, theft or destruction, and the deposit of indemnity by way of bond or otherwise, in such form and amount and with such surety or sureties as the Board may require, to indemnify the corporation against loss or liability by reason of the issuance of such new certificate.

          SECTION 5.4 RECORD DATE. - (a) In order to make a determination of stockholders for any proper purpose, the directors may close the stock transfer books for a stated period not to exceed twenty (20) days; and if the purpose of the closing is to determine stockholders entitled to notice of or to vote at a meeting of the stockholders, the books shall be closed for at least ten (10) days immediately preceding such meeting.

          (b) In lieu of closing the books, the directors may fix in advance a record date for determination of stockholders for any proper purpose, such date shall not be more than sixty (60) days, and in case of a meeting of stockholders, not less than twenty-five (25) days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

          (c) In the absence of such closing or fixed record date, the date for determination of stockholders entitled (1) to notice of or to vote at a meeting of stockholders, or (2) to receive a dividend or any right shall be as provided by Section 213 of the General Corporation Law or any successor provision.

                             MISCELLANEOUS

          SECTION 6.1 DIVIDENDS. - The Board of Directors may declare dividends from time to time on the outstanding shares of the corporation from the surplus or net profits legally available therefor.
          SECTION 6.2 SEAL. - The Board shall provide a suitable corporate seal stating the corporate name, and state and year of incorporation, which shall be in the charge of the Secretary and shall be used as authorized by these By-Laws.

          SECTION 6.3 FISCAL YEAR. - The fiscal year of the corporation shall close annually on December 31.

          SECTION  6.4   CHECKS,  NOTES, ETC.  - (a)   Checks,  notes, drafts,
     bills of exchange and orders for the payment of money shall be signed or endorsed in such manner as shall be determined by the Board.

          (b) The funds of the corporation shall be deposited in such bank or trust company, and checks drawn against such funds shall be signed in such manner as may be determined from time to time by the Board.

          SECTION 6.5 NOTICE AND WAIVER OF NOTICE. - (a) Any notice of meetings required to be given under these By-Laws to stockholders and/or directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein.


          (b) All notices required by these By-Laws shall be printed or written, and shall be delivered either personally, by telegraph or cable, or by mail, and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder or director at his address as it appears on the records of the corporation.

          SECTION 6.6   ACTION BY WRITTEN  CONSENT IN LIEU OF  MEETINGS. - Any
     action required or permitted to be taken at a meeting of the stockholders or of the Board of Directors or of any committee thereof may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by all of the stockholders entitled to notice of or to vote with respect to the subject matter thereof, or by all of the members of the Board or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote.

                                  AMENDMENTS

          SECTION 7.1 AMENDMENTS. - These By-Laws may be altered, amended or repealed:

          (a) at any duly held stockholders' meeting by vote of the owners of a majority (unless the Certificate of Incorporation requires a larger vote) of the outstanding stock having voting power, present in person or by proxy, provided notice of the amendment is included in the notice or waiver of notice of such meeting, and

          (b) except as provided below, at any regular or special meeting of the Board of Directors by a majority (unless the Certificate of Incorporation requires a larger vote) of the entire Board, but any By-Laws so made by the Board may be altered or repealed by the stockholders. The Board of Directors shall have no power to change the quorum for meetings of stockholders or of the Board of Directors, or to change any provisions of the By-Laws with respect to the removal of directors or the filling of vacancies in the Board resulting from the removal by the stockholders. If any By-Laws regulating an impending election of directors are adopted, amended or repealed by the Board of Directors, there shall be set forth in the notice of the next meeting of stockholders for the election of directors, the by-laws so adopted, amended or repealed, together with a concise statement of the changes made.

                                  INDEMNITY

          SECTION 8.1 INDEMNITY. - The corporation shall indemnify its officers, directors, employees and agents to the full extent permitted by Section 145, or any successor provision, of the General Corporation Law, and such rights of indemnification shall be in addition to any rights to which any such director, officer, employee or agent may otherwise be entitled under the Certificate of Incorporation, any agreement or vote of the stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has agreed to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.